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                                                                 EXHIBIT 2.3.2


                  AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT

       This AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT (the "Amendment") is made and entered into as of this 24th day of April, 1997, by and between DELAVNEY-GESTAO E CONSULTADORIA LDA., a corporation organized under the laws of the Madeira Islands ("Seller"), CONSTRUTORA ANDRADE GUTIERREZ S.A., a corporation organized under the laws of Brazil ("Construtora"), ANDRADE GUTIERREZ PERFURACAO LTDA., a corporation organized under the laws of Brazil ("Andrade"), DRILTECH INC., a corporation organized under the laws of the Cayman Islands ("Driltech"), (Construtora, Andrade and Driltech being collectively referred to herein as "Parent"), and CLIFFS DRILLING COMPANY, a corporation organized under the laws of the State of Delaware ("Buyer").

                              W I T N E S S E T H:

       WHEREAS, Seller, Construtora, Andrade, Driltech, and Buyer entered into a Stock Purchase Agreement dated as of December 6, 1996 (the "Original Agreement") with respect to the purchase and sale of all of the issued and outstanding shares of capital stock of GREENBAY DRILLING COMPANY LTD., a corporation organized under the laws of the British Virgin Islands ("BVI"), (capitalized terms used herein without definition having the meanings ascribed to such terms in the Original Agreement); and

       WHEREAS, Seller, Construtora, Andrade, Driltech, and Buyer entered into an Amendment No. 1 to Stock Purchase Agreement dated as of January 24, 1997 (the "First Amendment") providing for certain post-Closing arrangements with respect to certain matters as described therein; and

       WHEREAS,      the parties desire to amend the Original Agreement, as
amended by the First Amendment, as set forth herein.

       NOW, THEREFORE, in consideration of the premises and the mutual terms, covenants and conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


       1. The parties acknowledge and agree that the Assets owned by BVI as of the Closing Date did not include the Drilling Contract(s) between Petroleo Brasileiro S.A. - Petrobras ("Petrobras") and Parent (the "Petrobras Contracts") or the related Lease Agreement associated with the Leased Drilling Rig, inasmuch as the assignments from Parent into BVI or its designee of such Petrobras Contracts and the Lease Agreement become effective only upon receipt and effectiveness of the consent of Petrobras to the transfer of the Petrobras Contracts and the consent of Hercules Offshore Corporation ("Hercules") to the transfer of the Lease Agreement (collectively referred to herein as the "Consents"), respectively.

       2.     Notwithstanding the terms and provisions of Section 8.2(b) and
(c) of the Original Agreement, it is agreed that:

              (a) From and after the Closing Date up to and including the effective date of the Consents of Petrobras and Hercules to the assignment of the Petrobras Contracts and the Lease Agreement, respectively, by Parent to BVI or its designee,

                     (i) Parent shall operate the Leased Drilling Rig and perform the Petrobras Contracts and Lease Agreement, for its benefit and at its sole cost, risk and expense; and

                     (ii) Parent shall (A) maintain insurance covering the top drive and related equipment associated with the Leased Drilling



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              Rig, (B) name Buyer and BVI as additional insureds with respect to the top drive and related equipment, and (C) waive all rights of subrogation against Buyer and BVI with respect to claims and losses associated with the top drive and related equipment.

              (b) As of the effective date of the Consents of Petrobras and Hercules to the assignment of the Petrobras Contracts and the Lease Agreement by Parent to BVI or its designee, such assignments shall become effective, and thereafter Buyer shall be responsible for operation of the Leased Drilling Rig and performance of the Petrobras Contracts and the Lease Agreement.

              (c) In the event that Seller and Parent are unable to obtain Consents of Petrobras and Hercules with an effective date on or before May 1, 1997, (i) the term "Assets" shall be deemed not to include the Petrobras Contracts, the related Lease Agreement, or the top drive and related equipment associated with the Leased Drilling Rig; (ii) Buyer shall reassign or cause BVI to reassign to Seller or Parent all right, title and interest of Buyer and BVI in and to the top drive and related equipment associated with the Leased Drilling Rig; and (iii) if the inability to obtain Consent of Petrobras is not due to the breach by Buyer of its obligations set forth in Section 5 of this Amendment, Seller and/or Parent shall pay to Buyer liquidated damages in the amount of $1,500,000.

       3. Notwithstanding the terms and provisions of Section 8.5 of the Original Agreement, it is agreed that:

              (a) In the event that the Leased Drilling Rig shall become an actual, constructive, arranged or compromised total loss prior to the effective date of the Consents of Petrobras and Hercules, (i) the term "Assets" shall be deemed not to include the Petrobras Contracts, the related Lease Agreement, or the top drive and related equipment associated with the Leased Drilling Rig; and (ii) Seller and/or Parent shall pay to Buyer liquidated damages in the amount of $1,500,000.

              (b) In the event that the Leased Drilling Rig sustains damage not amounting to an actual, constructive, arranged or compromised total loss prior to the effective date of the Consents of Petrobras and Hercules, the terms of Section 8.5(c) of the Original Agreement shall apply, except that references to Closing and Closing Date therein shall refer instead to the effective date of the assignment by Parent to BVI or its designee of the Petrobras Contracts and the Lease Agreement.

       4. From the date hereof until the earlier to occur of (i) the effective date of the Consents of Petrobras and Hercules, or (ii) May 1, 1997, the terms and provisions of the Original Agreement shall be interpreted, with respect only to the Leased Drilling Rig, the Petrobras Contracts and the Lease Agreement, as if the Closing and the Closing Date had not yet occurred.

       5. It is acknowledged and agreed that from and after the date hereof, all references to the "Closing" or the "Closing Date" in the indemnification provisions of Article X of the Original Agreement shall, with respect only to the Leased Drilling Rig, the Petrobras Contracts and the Lease Agreement, be deemed to refer instead to the effective date of the Consents of Petrobras and Hercules to the assignment of the Petrobras Contracts and the Lease Agreement, respectively, by Parent to BVI or its designee.

       6. It is acknowledged and agreed that as between the parties, the rights and obligations set forth in the Original Agreement, as amended by the First Amendment and this Amendment, including without limitation the



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indemnification provisions set forth in Article X of the Original Agreement, as amended, shall override any conflicting provisions contained in any documents, instruments or agreements between any or all of the parties, on the one hand, and Petrobras or Hercules, on the other.

       7. Seller and Parent will each use its Best Efforts to obtain the Consents of Petrobras and Hercules as soon as practicable. Buyer will use its Best Efforts (i) to assist Seller and Parent in obtaining the Consents of Petrobras and Hercules as soon as practicable and (ii) deliver to Petrobras all documents necessary for such acceptance within seven days following request from Petrobras. Buyer will take all necessary action within its control to cause its Brazilian affiliate to be accepted by Petrobras, and Buyer will refrain from taking any action inconsistent with obtaining the Consent of Petrobras and performing the Petrobras Contracts.

       8. This instrument is executed and shall constitute an instrument supplemental to and in amendment of the Original Agreement, as amended by the First Amendment, and shall be construed with and as a part of the Original Agreement, as amended by the First Amendment.

       9. Except as modified and expressly amended by this Amendment and any other supplement or amendment, the Original Agreement, as amended by the First Amendment, is in all respects ratified and confirmed, and all of the terms provisions and conditions thereof shall be and remain in full force and effect.

       IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers hereunto duly authorized as of the date first above written.



                                   DELAVNEY-GESTAO E CONSULTADORIA LDA.



                                   By:       /s/  Trajano A. Souza Carmo
                                      ------------------------------------------
                                           Trajano A. Souza Carmo
                                           Manager

                                   CONSTRUTORA ANDRADE GUTIERREZ S.A.


                                   By:       /s/  Trajano A. Souza Carmo
                                      ------------------------------------------
                                           Trajano A. Souza Carmo
                                           Attorney-in-fact

                                   ANDRADE GUTIERREZ
                                   PERFURACAO LTDA.


                                   By:        /s/  Trajano A. Souza Carmo
                                      ------------------------------------------
                                           Trajano A. Souza Carmo
                                           Attorney-in-fact

                                   DRILTECH INC.


                                   By:        /s/  Trajano A. Souza Carmo
                                      ------------------------------------------
                                           Trajano A. Souza Carmo
                                           Attorney-in-fact

                                   CLIFFS DRILLING COMPANY


                                   By:         /s/  Edward A. Guthrie
                                      ------------------------------------------
                                           Edward A. Guthrie, Vice
                                           President-Finance




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